Exhibit 10.1

                       NORTEK, INC. and RICHARD L. BREADY
                              EMPLOYMENT AGREEMENT

                                 Amendment No. 2


      The Employment Agreement between Nortek, Inc. and Richard L. Bready dated as of February 26, 1997, as amended by the Amendment thereto dated June 13, 1997, is hereby amended as follows:

1. Section 2.(a) is restated in its entirety to read:

             "During the Employment Period, Employee shall receive a basic annual salary of not less than $975,000 subject to increase as hereinafter provided and subject to annual increases as determined by the compensation committee of the board of directors of the Employer (the "Committee") in their discretion (hereinafter called the "Basic Salary"), payable in equal monthly installments on the 15th day of each month."

2. The last paragraph of Section 2.(c)(i) is restated in its entirety to read:

             "Payment of Incentive Compensation in stock shall be in shares of Employer's common stock or special common stock as determined by the Committee with such shares valued at fair market value as determined by the Committee."

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of June 30, 1998.


ATTEST                              NORTEK, INC.


/s/ Kevin W. Donnelly               By: /s/ Richard J. Harris
---------------------               -------------------------
Secretary                                   Richard J. Harris
                                            Vice President and Treasurer



WITNESS:


/s/ Donna Z. Laflamme               /s/ Richard L.Bready
---------------------               ---------------------
                                     Richard L.Bready,Employee